June __, 2017

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Dear [                  ]:

This release agreement dated June ___, 2017, (the “Agreement”) is entered into by and among Marathon Patent Group, Inc. (“Marathon” or the “Company and [PUT THE NAME OF THE VENDOR IN THIS SPACE] (“Vendor”) (hereinafter referred to from time to time collectively as the “Parties” and individually as a “Party”).

1.       Payment/Assignment of Interest. In consideration for the full release of the Company, Company agrees to pay Vendor the aggregate amount of $[ ] payable, within three (3) business days following execution of this Agreement. Payment shall be made directly to Vendor via wire transfer to the Company based on the wire instructions provided to Company by Vendor.

2.       Complete Mutual Release of All Claims to Date. Except for the obligations undertaken herein, the Parties mutually release each other and their Affiliates, from any and all liabilities, charges, complaints, claims, demands, causes of action, or suits at law or equity of whatever kind or nature, known or unknown, which they may now have or may hereafter assert based, in whole or in part, as well as, any counterclaims, crossclaims, defenses, or set offs. This is a full, general and complete mutual release of all claims to date. The Parties acknowledge and agree that it is their mutual intent that, with the exception of the obligations contained in this Agreement, all relations, obligations, and duties that the Parties have toward one another are hereby ended and upon payment the Company shall be entitled to reflect a $0 sum balance on its financial statements.

3.       Covenant Not to Sue. In addition to and without in any way limiting or impairing the terms of the General Release, the Parties further covenant, agree and represent that they have not and will not commence or initiate any action, arbitration, litigation or proceeding, nor assert any claims, demands or causes of action of any kind or nature, against any person, entity, trust or otherwise, relating to or concerning, directly or indirectly, the Agreement and the underlying relationship.

4.       Confidentiality. The Parties, on behalf of itself and its attorneys, covenant and agree that they shall not discuss, disclose, reveal or otherwise communicate or permit to be disclosed or communicated to any person, entity, the public, the press or otherwise, directly or indirectly, the terms or substance of this Agreement or any information concerning any negotiations, proposals, discussions or other communications relating thereto, the settlement or the negotiation and preparation of this Agreement, all of which shall be kept strictly confidential. Notwithstanding the foregoing, the Parties shall be permitted to disclose this Agreement and its terms: (i) to their accountants and attorneys to the extent necessary to obtain legal or tax advice and who agree to be bound hereby; and (iii) in connection with the enforcement of this Agreement. Notwithstanding anything set forth in this Section, any confidentiality or non-disclosure provision contained herein does not prohibit or restrict any of the parties (or their attorneys) from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Securities and Exchange Commission (SEC), FINRA, any other self-regulatory organization or any other Federal or state regulatory authority, regarding this settlement or its underlying facts or circumstances.

5.       Merger. Any and all previous understandings between the Parties with respect to the subject matter contained herein are superseded by and merged into this Agreement, which alone fully and completely expresses the agreement between the parties hereto.

6.       Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, their respective heirs, estates, executors, administrators, predecessors, successors and assigns, upon any entity into which any of them may merge, consolidate or combine and as otherwise set forth herein.

7.       Acknowledgements. Each Party to this Agreement acknowledges and represents that: (a) each has read the Agreement; (b) each clearly understands the Agreement and each of its terms; (c) each fully and unconditionally consents to the terms of this Agreement; (d) each has had the benefit and advice of counsel of its own selection; (e) each has executed this Agreement freely and without undue influence or duress; and (f) each is not relying upon any representations or communications, either written or oral, express or implied, made by any person or entity other than as set forth in this Agreement.

8.       Choice of Law. This Agreement is made and entered into in the State of New York and shall be subject to, interpreted, construed, enforced and governed in accordance with the laws of the State of New York, except for those provisions of New York law pertaining to conflicts of law.

9.       Notices. Any notices or communications required or made in connection hereunder shall be made by email and FEDEX, as follows:

For Marathon:	CEO
11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025

For Vendor:

10.       Enforceability. Should any provision of the Agreement be declared or determined by any tribunal or body of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby.

11.       Authority. The Parties hereto hereby represent and warrant that each has the power, capacity and authority to enter into and perform the obligations under and in connection with this Agreement.

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12.       Amendments and Waiver. No modification or amendment to the Agreement shall be binding upon the Parties hereto unless first agreed to in writing signed by the parties, and no waiver of any of the provisions of this Agreement shall be binding unless agreed to in writing by the Party or Parties against which such waiver is sought to be enforced.

13.       Execution Counterparts. This foregoing constitutes the entire agreement between the Parties and the Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed with electronic or facsimile signatures that shall be deemed originals for all purposes.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Marathon Patent Group, Inc.			[ ]

By:		By:
Print Name:	Francis Knuettel II	Print Name:
Title:	CFO	Title:

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